UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	OCTOBER 15, 2007

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On October 15, 2007, Nortel Networks Corporation (NNC) announced that it and the registrant reached a settlement on all issues with the United States Securities and Exchange Commission (SEC) in connection with the SEC’s investigation of certain prior accounting practices at the company. NNC and the registrant entered into a Consent agreement whereby, without admitting or denying the SEC’s allegations, NNC agreed to pay a civil penalty of US$35 million and disgorgement in the amount of $1 within 10 business days after entry of the Final Judgment, and NNC and the registrant consented to be restrained and enjoined from future violations of the antifraud, reporting, books and records and internal control provisions of federal securities laws. Further, NNC and the registrant will provide to the SEC quarterly written reports detailing progress in implementing the company’s remediation plan and actions to address its outstanding material weakness in internal controls.
Item 9.01(d)     Financial Statements and Exhibits

99.1	Press release issued by Nortel Networks Corporation on October 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ David W. Drinkwater
David W. Drinkwater
Chief Financial Officer

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated:  October 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Nortel Networks Corporation on October 15, 2007.

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